CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of Maxlife Fund Corp., for the Quarter Ending November 30, 2006, I, Bennett Kurtz, Chief Executive Officer and Chief Financial Officer of Maxlife Fund Corp. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.    Such Quarterly Report on Form 10-QSB for the period ending November 30, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in such Quarterly Report on Form 10-QSB for the period ended November 30, 2006, fairly represents in all material respects, the financial condition and results of operations of Maxlife Fund Corp.

Dated: January 17, 2007

Maxlife Fund Corp.

By:	/s/ Bennett Kurtz Chief Executive Officer and Chief Financial Officer